Exhibit 10.1

FIRST AMENDMENT TO INDUCEMENT RESTRICTED STOCK AGREEMENT

The First Amendment to the inducement restricted stock agreement (the “Restricted Stock Agreement”) entered into by and between James A. Hamilton (“Grantee”) and TippingPoint Technologies, Inc., a Delaware corporation (the “Company”) as of September 15, 2003 is dated and effective as of December 16, 2004 (the “Amendment”). Any capitalized term used but not defined in this Amendment shall have the meaning given such term in the Restricted Stock Agreement.

RECITALS

The parties to this Amendment (the “Parties”) previously entered into the Restricted Stock Agreement; and

The Parties now desire to amend the Restricted Stock Agreement as provided below.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1. Section 2(d) is hereby added to read as follows:

(d)	Notwithstanding the foregoing provisions of Section 2(b) and (c), upon the closing of a transaction that is a Change of Control on or before July 31, 2005, no unvested Restricted Stock shall immediately vest and be issued upon the Change of Control, but rather all remaining unvested Restricted Stock shall immediately vest and be issued upon the earlier of (A) the death of Grantee prior to the one year anniversary of the Change of Control, or (B) the one year anniversary of the applicable Change of Control, provided, that, Grantee either (i) remains in the employ of the Company or its successor until such one year anniversary of the applicable Change of Control, or (ii) through the remainder of the period ending on such one year anniversary of the applicable Change of Control, does not materially breach the provisions of the terms of Grantee’s non-compete agreement contained in Grantee’s employment agreement with the Company.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of December 16, 2004.

TIPPINGPOINT TECHNOLOGIES, INC.

By:	/s/ Kip McClanahan
Name:	Kip McClanahan
Title:	Chief Executive Officer

GRANTEE:

By:	/s/ James A. Hamilton
James A. Hamilton